Exhibit 99.1

July 30, 2014

Tetra Tech Reports Third Quarter Results,

Quarterly Dividend and Changes to Share Buyback

•                  Cash flow from operations up 9% Y/Y; $0.89 per share

•                  Backlog up 6% sequentially

•                  Quarterly dividend of $0.07 per share

•                  Remainder of authorized buyback committed to Q4-14

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended June 29, 2014, the declaration of a quarterly dividend and changes to the share buyback program.

Third Quarter Results

Revenue in the quarter was $629.5 million compared to $614.8 million in the third quarter last year.  Revenue, net of subcontractor costs(1), was $458.8 million compared to $475.1 million in the third quarter last year.  Operating income was $39.2 million compared to a loss of $99.9 million in the third quarter last year.  The results in fiscal 2013 included significant charges associated with fixed-price construction projects in the Remediation and Construction Management (RCM) segment, and a goodwill impairment.  Diluted earnings per share (EPS) were $0.41 compared to a diluted loss per share of $1.21 in the third quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA(2)), were $51.6 million compared to a loss of $82.5 million in the third quarter last year.  Backlog was $1.93 billion compared to $1.90 billion at the end of the third quarter last year and $1.82 billion at the end of second quarter fiscal 2014.  Cash generated from operations was $58.1 million compared to $53.3 million in the third quarter last year.

Quarterly Dividend and Share Repurchase Program

On July 28, 2014, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.07 per share payable on September 5, 2014 to stockholders of record as of August 15, 2014.  Additionally, the Board has committed that the remainder of the $100 million buyback program be completed before the end of fiscal year 2014 through daily open market repurchases.  As of June 29, 2014, $53 million of this program remained.

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “While this quarter’s GAAP EPS was in line with guidance, our operational results were below our expectations due to weak performance in the RCM segment.  Our front-end Engineering and Consulting Services and Technical Support Services segments have performed well, generating approximately 80 percent of the Company’s net revenue and nearly all of the Company’s cash flow and profit in fiscal 2014.  We anticipate continued strong performance from our front-end segments.”

“We recognize the Company’s performance has been adversely impacted by the inconsistency in construction; thus, we are evaluating operational alternatives for the RCM segment.  We anticipate that our evaluation will be completed and resulting actions will be initiated this quarter.  The EPS guidance range for the fourth quarter includes an assumption that the RCM segment earnings will be de minimis, and does not include any potential RCM charges associated with the operational review.  We expect the actions to be taken will significantly reduce the Company’s risk profile and allow management to focus on growing our higher margin technically differentiated services.”

Nine-Month Results

Revenue for the nine-month period was $1.86 billion compared to $1.92 billion in the year-ago period.  Revenue, net of subcontractor costs, was $1.40 billion compared to $1.49 billion in the year-ago period. Operating income was $129.1 million compared to a loss of $20.4 million in the year-ago period.  Diluted EPS were $1.31 compared to a loss of $0.42 in the year-ago period.  EBITDA were $170.3 million compared to $25.8 million in the year-ago period.  Cash generated from operations was $114.3 million compared to $115.3 million in the year-ago period.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

The Company’s guidance excludes any charges related to the RCM operational review, which may occur in the fourth quarter.  Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2014 to be in the range of $0.30 to $0.40.    Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $450 million to $500 million.  Fiscal 2014 diluted EPS guidance is now expected to range from $1.61 to $1.71, and cash EPS(3) guidance is expected to range from $2.30 to $2.60.  Revenue, net of subcontractor costs, for fiscal 2014 is now expected to range from $1.85 billion to $1.90 billion.

(3)  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

2

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue	$629,502	$614,835	$1,861,635	$1,915,379
Subcontractor costs	(170,746)	(139,693)	(463,904)	(422,092)
Revenue, net of subcontractor costs	458,756	475,142	1,397,731	1,493,287
Operating income (loss)	39,167	(99,884)	129,070	(20,409)
Interest expense	(2,454)	(2,010)	(7,373)	(5,330)
Income tax (expense) benefit	(10,002)	23,779	(35,751)	(1,108)
Net income (loss) including noncontrolling interests	26,711	(78,115)	85,946	(26,847)
Net income attributable to noncontrolling interests	(54)	(270)	(266)	(495)
Net income (loss) attributable to Tetra Tech	$26,657	$(78,385)	$85,680	$(27,342)
Earnings (loss) per share attributable to Tetra Tech:
Basic	$0.41	$(1.21)	$1.32	$(0.42)
Diluted	$0.41	$(1.21)	$1.31	$(0.42)

Weighted-average common shares outstanding:
Basic	64,566	64,832	64,683	64,554
Diluted	65,302	64,832	65,493	64,554

Cash dividends per share	$0.07	$—	$0.07	$—

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s website at www.tetratech.com on July 31, 2014 at 8:00 a.m. (PT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

3

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

	Three Months Ended		Nine Months Ended
In thousands	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net income (loss) attributable to Tetra Tech	$26,657	$(78,385)	$85,680	$(27,342)
Interest expense	2,454	2,010	7,373	5,330
Income tax expense (benefit)	10,002	(23,779)	35,751	1,108
Depreciation	6,454	8,090	20,160	22,420
Amortization	6,081	9,555	21,385	24,239
EBITDA	$51,648	$(82,509)	$170,349	$25,755

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; the failure to adequately recover on our claims for additional contract costs; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

4

Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 29, 2014	September 29, 2013
Assets
Current Assets:
Cash and cash equivalents	$188,872	$129,305
Accounts receivable - net	674,447	660,847
Prepaid expenses and other current assets	49,939	61,446
Income taxes receivable	17,570	20,044
Total current assets	930,828	871,642

Property and equipment - net	78,208	88,026
Investments in and advances to unconsolidated joint ventures	1,938	2,198
Goodwill	722,583	722,792
Intangible assets - net	66,115	86,929
Other long-term assets	24,548	27,505
Total Assets	$1,824,220	$1,799,092

Liabilities and Equity
Current Liabilities:
Accounts payable	$173,024	$142,813
Accrued compensation	115,730	114,810
Billings in excess of costs on uncompleted contracts	79,160	79,507
Deferred income taxes	25,120	18,170
Current portion of long-term debt	8,441	4,311
Estimated contingent earn-out liabilities	8,673	23,281
Other current liabilities	68,031	100,241
Total current liabilities	478,179	483,133

Deferred income taxes	26,480	30,525
Long-term debt	195,501	203,438
Long-term estimated contingent earn-out liabilities	22,830	58,508
Other long-term liabilities	35,069	24,685

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at June 29, 2014, and September 29, 2013	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 64,348 and 64,134 shares at June 29, 2014, and September 29, 2013, respectively	643	641
Additional paid-in capital	447,864	443,099
Accumulated other comprehensive (loss) income	(16,588)	1,858
Retained earnings	633,339	552,165
Tetra Tech stockholders’ equity	1,065,258	997,763
Noncontrolling interests	903	1,040
Total equity	1,066,161	998,803
Total Liabilities and equity	$1,824,220	$1,799,092

Tetra Tech, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
Revenue	$629,502	$614,835	$1,861,635	$1,915,379
Subcontractor costs	(170,746)	(139,693)	(463,904)	(422,092)
Other costs of revenue	(381,319)	(469,398)	(1,164,761)	(1,314,219)
Selling, general and administrative expenses	(47,175)	(56,744)	(138,778)	(151,539)
Contingent consideration - fair value adjustments	8,905	7,716	34,878	8,662
Impairment of goodwill	—	(56,600)	—	(56,600)
Operating income (loss)	39,167	(99,884)	129,070	(20,409)
Interest expense	(2,454)	(2,010)	(7,373)	(5,330)
Income (loss) before income tax (expense) benefit	36,713	(101,894)	121,697	(25,739)
Income tax (expense) benefit	(10,002)	23,779	(35,751)	(1,108)
Net income (loss) including noncontrolling interests	26,711	(78,115)	85,946	(26,847)
Net income attributable to noncontrolling interests	(54)	(270)	(266)	(495)
Net income (loss) attributable to Tetra Tech	$26,657	$(78,385)	$85,680	$(27,342)

Net income (loss) per share attributable to Tetra Tech:
Basic	$0.41	$(1.21)	$1.32	$(0.42)
Diluted	$0.41	$(1.21)	$1.31	$(0.42)

Weighted-average common shares outstanding:
Basic	64,566	64,832	64,683	64,554
Diluted	65,302	64,832	65,493	64,554

Cash dividends paid per share	$0.07	$—	$0.07	$—

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 29,	June 30,
	2014	2013
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$85,946	$(26,847)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	42,147	47,148
Loss on settlement of foreign currency forward contract	—	270
Equity in earnings of unconsolidated joint ventures	(1,929)	(2,495)
Distributions of earnings from unconsolidated joint ventures	2,145	2,868
Stock-based compensation	8,329	7,628
Excess tax benefits from stock-based compensation	(692)	(875)
Deferred income taxes	2,040	(27,005)
Provision for doubtful accounts	384	12,125
Fair value adjustments to contingent consideration	(34,878)	(8,662)
Loss (gain) on disposal of property and equipment	66	(142)
Lease termination costs and related asset impairment	—	6,463
Impairment of goodwill	—	56,600

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(9,166)	117,687
Prepaid expenses and other assets	(3,738)	7,435
Accounts payable	28,944	(43,911)
Accrued compensation	817	(12,458)
Billings in excess of costs on uncompleted contracts	(351)	(10,986)
Other liabilities	(16,437)	5,569
Income taxes receivable/payable	10,670	(15,144)
Net cash provided by operating activities	114,297	115,268

Cash flows from investing activities:
Capital expenditures	(14,879)	(20,533)
Payments for business acquisitions, net of cash acquired	(10,695)	(168,660)
Payment in settlement of foreign currency forward contract	—	(4,177)
Receipt in settlement of foreign currency forward contract	—	3,907
Changes in restricted cash	—	470
Payment received on note for sale of operation	3,900	—
Proceeds from sale of property and equipment	3,740	1,763
Net cash used in investing activities	(17,934)	(187,230)

Cash flows from financing activities:
Payments on long-term debt	(3,641)	(167,185)
Proceeds from borrowings	—	296,098
Payments of earn-out liabilities	(18,662)	(24,015)
Payments of debt issuance costs	—	(1,938)
Net change overdrafts	(915)	291
Excess tax benefits from stock-based compensation	692	875
Repurchases of common stock	(26,088)	(4,147)
Dividends paid	(4,506)	—
Net proceeds from exercise of stock options	18,310	15,697
Net cash (used in) provided by financing activities	(34,810)	115,676

Effect of foreign exchange rate changes on cash	(1,986)	(2,227)
Net increase in cash and cash equivalents	59,567	41,487
Cash and cash equivalents at beginning of period	129,305	104,848
Cash and cash equivalents at end of period	$188,872	$146,335

Supplemental information:
Cash paid during the period for:
Interest	$6,181	$3,801
Income taxes, net of refunds of $12,122 and $4,646	$22,109	$34,913